UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20539

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2006

Nature Vision, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-7475	41-0831186
(Commission File Number)	(IRS Employer Identification No.)

213 NW 4th Street

Brainerd, Minnesota 56401

(Address of Principal Executive Offices and Zip Code)

(218) 825-0733

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

On October 9, 2006, the registrant entered into an Amendment to Employment Agreements with Robin K. Sheeley, President of the registrant’s Photo Control division, amending, among others, the following terms of the Employment Agreement, dated January 5, 2004 (“Employment Agreement”), by and between the registrant and Mr. Sheeley, previously filed as Exhibit 10.1 to the registrant’s Report on Form 8-K, dated October 15, 2004:

•             Term of Employment: The term of the Employment Agreement of December 31, 2006, has been extended to December 31, 2007, subject to an earlier termination date as set forth in the Employment Agreement.

•             Base Salary: The base salary of $10,416.66 per month has been increased to $13,000.00 per month, subject to adjustments as provided for in the Employment Agreement.

•              2006 Bonus Payments: The 2006 performance bonus provides a bonus in the amount of $47,000.00, provided the gross sales of registrant’s Vaddio products for calendar year 2006 exceed a designated amount, gross sales of registrant’s Vaddio products for calendar year 2006 (less cost of goods sold) exceed a designated amount and certain other performance goals are met. This 2006 performance bonus replaces all prior 2006 performance based compensation except for the 2006 Bonus Payment provided for in Section 4.1(c) of the Employment Agreement.

•              2007 Performance Bonus: The 2007 performance bonus provides for a bonus payment equal to 5% of the amount by which the gross profit derived from the sale of registrant’s Vaddio products during calendar year 2007 exceeds the gross profit for the said products during calendar year 2006.

•              Non-Compete: The term of the non-competition/non-solicitation terms provided in the Employment Agreement continues to December 31, 2009.

The foregoing statements are qualified in their entirety by the above referenced Amendment to Employment Agreements, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(d)   Exhibits.

10.1	Amendment to Employment Agreements, dated October 9, 2006, between Nature Vision, Inc. and Robin K. Sheeley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE VISION, INC.

Date: October 12, 2006	/s/ Jeffrey P. Zernov
Jeffrey P. Zernov President and Chief Executive Officer